UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 31, 2019

BEIGENE, LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
+1 (345) 949-4123
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	BGNE	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Summary

On October 31, 2019, BeiGene, Ltd. (the “Company”) announced a strategic collaboration with Amgen Inc. (“Amgen”) pursuant to which the Company and Amgen will collaborate on (i) the commercialization of Amgen’s oncology products XGEVA® (denosumab), KYPROLIS® (carfilzomib) and BLINCYTO® (blinatumomab) in China, and (ii) global development and commercialization in China of 20 Amgen clinical- and late-preclinical-stage pipeline products. Additionally, Amgen will acquire a 20.5% post-closing equity stake in the Company at a 36% premium to the 30-day volume weighted average price of the Company’s American Depositary Shares (“ADSs”) on NASDAQ as of October 30, 2019, for a total of approximately US$2.7 billion.

The transactions have been approved by the boards of directors of both companies and are expected to close in the first quarter of 2020, subject to approval by a majority vote of the Company’s shareholders pursuant to the listing rules of the Hong Kong Stock Exchange, the expiration or termination of applicable waiting periods under applicable antitrust laws, and satisfaction of other customary closing conditions. Shareholders of the Company holding an aggregate of approximately 40% of the outstanding shares have agreed to vote in favor of the transactions.

The terms of the principal agreements for the transactions are further summarized below.

Collaboration Agreement

On October 31, 2019, the Company and its wholly-owned subsidiary, BeiGene Switzerland GmbH (“BeiGene Switzerland”, and together with the Company, “BeiGene”), entered into a Collaboration Agreement (the “Collaboration Agreement”) with Amgen, pursuant to which BeiGene and Amgen have agreed to enter into a strategic collaboration on certain of Amgen’s oncology assets. The Company has guaranteed certain obligations of BeiGene Switzerland under the Collaboration Agreement pursuant to the terms of a separate Guarantee Agreement.

Pursuant to the terms of the Collaboration Agreement, BeiGene will be responsible for commercializing Amgen’s oncology products XGEVA® (denosumab), KYPROLIS® (carfilzomib) and BLINCYTO® (blinatumomab) in China (excluding Hong Kong, Macao and Taiwan) for a period of five or seven years following each product’s regulatory approval in China, as specified in the agreement, with the commercialization period for XGEVA® (which was recently approved in China) commencing following the transition of operational responsibilities for the product. In addition, as specified in the agreement, BeiGene will have the option to retain one of the three products to commercialize for as long as the product is sold in China. The parties have agreed to equally share profits and losses for the products in China during each product’s commercialization period by BeiGene. After expiration of the commercialization period for each product, the products not retained will be transitioned back to Amgen and BeiGene will be eligible to receive tiered mid-single to low-double digit royalties on net sales in China of each product for an additional five years.

Additionally, pursuant to the terms of the Collaboration Agreement, BeiGene and Amgen have agreed to collaborate on the global development of 20 Amgen oncology pipeline products, with BeiGene responsible for conducting development activities in China pursuant to a development plan and budget. Starting from the commencement of the Collaboration Agreement, BeiGene and Amgen will co-fund global development costs, with BeiGene contributing up to US$1.25 billion worth of development services and cash over the term of the collaboration. BeiGene will be eligible to receive tiered mid-single digit royalties on net sales of each product globally outside of China, other than AMG 510, Amgen’s investigational KRASG12C inhibitor, on a product-by-product and country-by-country basis, until the latest of the expiration of the last valid patent claim, the expiration of regulatory exclusivity, or the earlier of eight years after the first commercial sale of such product in the country of sale and 20 years from the date of first commercial sale of such product anywhere in the world.

For each pipeline product that is approved in China, BeiGene will have the right to commercialize the product for seven years, with the parties sharing profits and losses for the product in China equally. In addition, depending on how many of the 20 pipeline products receive approval in China, BeiGene will have the right to retain approximately one of every three approved products, up to a total of six, other than AMG 510, to commercialize for as long as each such product is sold in China. After the expiration of the seven-year commercialization period, each product will be transitioned back to Amgen and BeiGene will be eligible to received tiered mid-single to low-double digit royalties on net sales in China for an additional five years. The parties are subject to specified exclusivity requirements in China and the rest of the world.

The Collaboration Agreement contains customary representations, warranties and covenants by the parties. The agreement will continue in effect on a product-by-product basis unless terminated by either party pursuant to its terms. The agreement may be terminated by mutual written consent of the parties, or by either party upon the other party’s uncured material breach, insolvency, failure to comply with specified compliance provisions, or subject to a specified negotiation mechanism, certain adverse economic impacts or the failure to meet commercial objectives. In addition, Amgen may terminate the agreement with respect to a pipeline product in the event it suspends development of such pipeline product on specified terms, subject to the parties determining whether to continue development of the pipeline product in China.

The Collaboration Agreement is subject to approval by a majority vote of the Company’s shareholders pursuant to the listing rules of the Hong Kong Stock Exchange and the closing of the share purchase described in this Current Report on Form 8-K.

Share Purchase Agreement

In connection with the Collaboration Agreement, on October 31, 2019, the Company also entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Amgen pursuant to which the Company will issue and sell to Amgen approximately US$2.7 billion worth of the Company’s ordinary shares, par value US$0.0001 per share, consisting of 203,282,820 ordinary shares, or 20.5% of the Company’s outstanding shares upon closing of the transaction, at a price per share equal to US$13.45, or US$174.85 per American Depositary Share (“ADS”), which represents a 36% premium over the 30-day volume weighted average price of the Company’s ADSs on The NASDAQ Global Select Market as of October 30, 2019. Each ADS represents 13 ordinary shares.

Pursuant to the Share Purchase Agreement, Amgen has agreed to (i) a lock-up on sales of its shares until the earliest of (a) the fourth anniversary of the closing, (b) the expiration or termination of the Collaboration Agreement and (c) a change of control of the Company, (ii) a standstill until the later of (a) the first anniversary of the date as of which it ceases to have the right to appoint a director and (b) the date on which it holds less than 5% of the then outstanding shares of the Company, and (iii) a voting agreement to vote its shares on certain matters presented for shareholder approval until the later of (a) the fifth anniversary of the closing and (b) the expiration of the standstill period, all under specified circumstances and as set forth in the agreement. Following the later of (i) the expiration of the lock-up period and (ii) the expiration of the standstill period, Amgen has agreed not to sell shares representing more than 5% of the then outstanding shares of the Company in any rolling 12-month period, subject to specified exceptions. In addition, Amgen will have the right to designate an independent director to serve on the Company’s board of directors until the earlier of (a) the date on which Amgen holds less than 10% of the then outstanding shares of the Company as a result of Amgen’s sale of ordinary shares or Amgen’s failure to participate in future offerings and (b) the third anniversary of the date of the expiration or termination of the Collaboration Agreement. Under the terms of the Share Purchase Agreement, Amgen will also have specified registration rights upon expiration of the lock-up. Additionally, the Company has agreed to use reasonable best efforts to provide Amgen with an opportunity to participate in subsequent new securities offerings upon the same terms and conditions as other purchasers in the offering in an amount needed to allow Amgen to hold 20.5% of the Company’s shares, subject to applicable law and Hong Kong stock exchange rules and other specified conditions. In the event that the closing is delayed due to antitrust or other regulatory matters and the Company conducts a securities offering prior to the closing, then Amgen will be permitted to purchase additional shares to obtain a 20.5% post-closing interest in the Company.

The Share Purchase Agreement contains customary representations and warranties and may be terminated at any time prior to closing by (i) mutual written consent of the parties; (ii) upon written notice by either party on or after June 30, 2020 if the closing has not been consummated by that date, unless such end date is extended in specified circumstances to September 30, 2020 if the closing has not been consummated by that date; (iii) either party if certain closing conditions are not met; (iv) either party upon the other party’s uncured material breach; or (v) upon written notice by either party if the Collaboration Agreement is terminated.

The closing of the share purchase is subject to approval by a majority vote of BeiGene’s shareholders pursuant to the listing rules of the Hong Kong Stock Exchange, the effectiveness of the Collaboration Agreement, customary closing conditions, and the expiration or termination of applicable waiting periods under applicable antitrust laws.

The offer and sale of the shares to be issued pursuant to the Share Purchase Agreement will be made in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions by an issuer not involving a public offering, and/or Regulation D under the Securities Act. All certificates evidencing the shares will bear a standard restrictive legend under the Securities Act.

* * *

The foregoing descriptions of the terms of the Collaboration Agreement and the Share Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each agreement, which the Company intends to file as an exhibit to a subsequent periodic report or on an amendment to this Current Report on Form 8-K.

* * *
The representations and warranties and other statements in the agreements (1) speak only as to the date on which they were made, and may be modified or qualified by confidential schedules or other disclosures, agreements or understandings among the parties, which the parties believe are not required by the securities laws to be publicly disclosed, and (2) may be subject to a different materiality standard than the standard that is applicable to disclosures to investors. Moreover, it was advised that information concerning the subject matter of the representations and warranties and other statements made in the various agreements would likely change after the execution date of such agreements, and subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely upon representations and warranties and other statements in the various agreements as factual characterizations of the actual state of affairs of the Company. Investors should instead look to disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 under the caption “Share Purchase Agreement” is incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On October 31, 2019, the Company issued a press release announcing the above-described transactions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing or this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by the Company on October 31, 2019
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on October 31, 2019
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: October 31, 2019	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel